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                                                                     Exhibit 4.6

                             CONSENT TO EQUITY SALES

     THIS CONSENT TO EQUITY SALES (this "Consent") is made and delivered by SRB GREENWAY CAPITAL, L.P., SRB GREENWAY CAPITAL (QP), L.P, SRB GREENWAY OFFSHORE OPERATING FUND, L.P. (together, the "Undersigned") to and for the benefit of LOCAL.COM CORPORATION, a Delaware corporation (the "Company") as of this 31st day of July 2007.

                                    RECITALS

     This Consent is made with reference to the following facts and objectives:

     A. The Undersigned and the Company entered into a Purchase Agreement dated February 22, 2007 and an Amendment No. 1 to Purchase Agreement dated March 29, 2007 (together, the "Agreement").

     B. On July 9, 2007 the Company's Registration Statement on Form S-3 registering for resale the shares issued in connection with the Agreement was made effective by the SEC (the "Effective Date").

     C. Pursuant to Section 7.9 of the Agreement the Company cannot, without the written consent of the Undersigned, issue shares of its common stock or common stock equivalents for a period of 90 days after the Effective Date.

     D. The Company desires to obtain the Undersigned's written consent in order to have flexibility to effect possible financing transactions pursuant to which the Company would be permitted to issue common stock and common stock equivalents during the time period described in Section 7.9 of the Agreement (the "Equity Transactions").

     E. Pursuant to the Agreement, the Company issued to the Undersigned warrants to purchase common stock of the Company as set forth in Exhibit F to the Agreement (the "Warrants").

     F. The Company desires to reduce the exercise price of each of the Warrants by fifty cents ($0.50) in consideration of the Undersigned's consent to the Equity Transactions.

                                    AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing recitals and the respective promises and agreements of the parties set forth herein, the parties agree as follows:

     1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Warrants.

     2. CONSENT. The Undersigned hereby consents to the Equity Transactions. The Undersigned agrees that such consent fully satisfies all obligations of the Company in connection with

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          Section 7.9 of the Agreement, and fully satisfies all conditions required for the Undersigned's consent to such Equity Transactions, under the terms of and in accordance with the Agreement.

     3. WARRANT PRICE. Subject to Section 4 hereof, the Company agrees to amend the Warrants to decrease the Warrant Price of each Warrant by fifty cents ($0.50). Any warrants that have been issued and delivered to the Undersigned, pursuant to the Agreement, prior to this Consent are hereby cancelled and shall be replaced with new warrants incorporating the new Warrant Price.

     4. MISCELLANEOUS. Except as modified and amended pursuant to this Consent, the Agreement and the Warrants shall remain in full force and effect. This Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Consent will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.


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     IN WITNESS WHEREOF, the parties have executed this Consent as of the day and year first above written.

                                        LOCAL.COM CORPORATION
                                        a Delaware corporation


                                        By: /s/ Douglas S. Norman
                                            ------------------------------------
                                        Name: Douglas S. Norman
                                        Title: CFO


                                        SRB GREENWAY CAPITAL, L.P.

                                        By: SRB Management, L.P., General
                                            Partner

                                        By: BC Advisors, L.L.C., General Partner


                                        By: /s/ Steven R. Becker
                                            ------------------------------------
                                        Name: Steven R. Becker
                                        Title: Member


                                        SRB GREENWAY CAPITAL (QP), L.P, SRB
                                        GREENWAY OFFSHORE OPERATING FUND, L.P.

                                        By: SRB Management, L.P., General
                                            Partner

                                        By: BC Advisors, L.L.C., General Partner


                                        By: /s/ Steven R. Becker
                                            ------------------------------------
                                        Name: Steven R. Becker
                                        Title: Member


                                        SRB GREENWAY OFFSHORE OPERATING FUND,
                                        L.P.

                                        By: SRB Management, L.P., General
                                            Partner

                                        By: BC Advisors, L.L.C., General Partner


                                        By: /s/ Steven R. Becker
                                            ------------------------------------
                                        Name: Steven R. Becker
                                        Title: Member


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